Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-121196 of MSA Safety Incorporated on Post-Effective Amendment No. 1 to Form S-8 of our report dated June 23, 2016, appearing in this annual report on Form 11-K of the MSA Retirement Savings Plan for the year ended December 31, 2015.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 23, 2016